CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2025, relating to the consolidated financial statements of Zevia PBC and its subsidiary, appearing in the Annual Report on Form 10-K of Zevia PBC for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

February 26, 2025